EXHIBIT 99.1


                                    AGREEMENT

      This Agreement (the "Agreement") is entered into and is effective as of the 1st day of April, 2002 (the "Effective Date"), by and between Stanley H. Streicher, individually, and Supreme Oil Company Inc., on the one hand (together, "Streicher") and Streicher Mobile Fueling, Inc. (the "Company"), on the other. Streicher and the Company are each referred to herein individually as a "Party" and, collectively, as the "Parties."

                              PRELIMINARY STATEMENT

      WHEREAS, Streicher Enterprises, Inc. ("SEI"), a company wholly owned by Streicher, previously executed two promissory notes to the Company, one dated January 31, 1997, in the amount of $319,043.00 due January 31, 2007, and the second in the amount of $94,850.00 dated January 31, 1998 due January 31, 2007 (the "Notes"), on account of various debts owed by SEI to the Company; including tax benefits of the Company used by SEI and certain expenses and cash advances made by the Company to Streicher prior to, and in conjunction with, the Company's initial public offering; and

      WHEREAS, Streicher and the Company have entered into a Lease Cancellation and Assignment of Sublease with the Company dated February 1, 2002 (the "Assignment"), whereby Streicher has agreed to pay to the Company the net book value of all leasehold improvements to the Premises (as defined in the Assignment) which were paid by, and carried on the books of, the Company as of April 30, 2001, in the amount of $59,600.15 (the "Leasehold Improvements Debt") on or before March 31, 2002; and

      WHEREAS, Streicher has personally guaranteed the Notes, including the principal and any accrued interest thereon, and is personally liable for the Leasehold Improvements Debt (the Leasehold Improvements Debt and the Notes are referred to collectively as the "Debt"); and

      WHEREAS, Streicher has previously delivered to the Company stock certificates for an aggregate of 533,088 shares of the Company's Common Stock owned by Streicher (the "First Certificates") and has pledged the First Certificates as security for the Notes and the Leasehold Improvements Debt; and

      WHEREAS, while the Notes provide for annual payments of interest, no such payments have been made by SEI;

      WHEREAS, the Parties had informally agreed that the Notes would be paid and extinguished at the same time as the Leasehold Improvements Debt was due, namely March 31, 2002; and

      WHEREAS, the Company believes that, in light of this informal agreement of the Parties, both the Notes and the Leasehold Improvements Debt may be deemed to be in default, thereby permitting the Company to take record title to the First Certificates as payment toward the unpaid Debt; and


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      WHEREAS, because there was never any demand by the Company for payment of interest, Streicher does not believe that the Notes are in default and wishes to extend the due date of the Leasehold Improvements Debt to be the same as the Notes;

      WHEREAS, in exchange for certain promises by the Company, Streicher is willing to accelerate the due date of the Notes to September 30, 2003, to make quarterly payments of interest on the Notes and the Leasehold Improvements Debt, and to agree that, subject to the terms of this Agreement, if the Debt has not been paid by such date, the Company may take record title to the First Certificates as payment toward the unpaid Debt; and

      WHEREAS, the Company is willing to defer any transfer of record title to the First Certificates for a period of eighteen months from March 31, 2002, or until September 30, 2003, in exchange for the pledge by Streicher of 79,432 additional shares of the Company's common stock owned by Streicher (the "Second Certificate") to the Company as collateral for the Debt and the other promises made by Streicher herein, including Streicher's waiver of any defenses to the transfer of record title of the First Certificates and the Second Certificate (collectively, the "Certificates") if and to the extent that the Debt is not repaid prior to the expiration of such eighteen month period (the "Acceleration Period"); and

      WHEREAS, Streicher is also willing to agree to pledge to the Company such additional shares of the Company's common stock (the "Additional Stock Certificates") if the Company deems itself insecure during the Acceleration Period for any reason, including but not limited to a decline in the value of the Certificates; and

      WHEREAS, Streicher is willing to agree that, in order to ensure that the Debt is repaid before the end of the Acceleration Period, Streicher will immediately commence an orderly program to liquidate those of Streicher's shares of the Company's Common Stock which Streicher has not pledged to the Company and will apply the entire net proceeds of any such sales to the repayment of the Debt.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

      1. The Leasehold Improvements Debt is due and payable on September 30, 2003, and will not be in default prior to that time except as the result of a breach of this Agreement by Streicher. The Company will not seek to enforce Streicher's guarantee of the Notes before September 30, 2003, unless there is a breach of this Agreement by Streicher. Nothing herein shall be deemed to be a waiver of the Company's right to seek repayment of the Notes from SEI or to enforce the Notes according to their terms against SEI.

      2. Upon execution of this Agreement, Streicher will deliver the Second Certificate for 79,432 shares to the Company, along with an executed Stock Assignment to the Company, as additional security for the repayment of the Debt.


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      3. Upon receipt of a written notice from the Company during the
Acceleration Period that, on account of the declining value of the collateral in relation to the unpaid portion of the Debt, it deems itself insecure with respect to the payment of the Debt, Streicher will deliver to the Company an Additional Certificate for the number of shares of the Company's Common Stock reasonably requested by the Company, together with an executed Stock Assignment for each such certificate, as additional security for the Debt. Correspondingly, if the Debt is reduced to the point that the Company believes that some of the shares of Common Stock represented by the Certificates may be returned to Streicher without impairing the Company's security for the outstanding Debt, it shall promptly do so. In addition, at such time as the Debt has been paid in full, The Company shall promptly return to Streicher all Certificates still held by the Company.

      4. Streicher agrees to pay interest on the Leasehold Improvements Debt at the same rate as is applicable to the Notes at the time. Beginning June 30, 2002, Streicher will make regular quarterly payments to the Company of the interest accrued under the Notes and the Leasehold Improvements Debt during the preceding three month period. Such payment will be made in cash if and to the extent that net sales proceeds are received by Streicher from the orderly liquidation program described in Section 5 below with the balance of such payments made by delivery to the Company of an Additional Certificate, which Additional Certificate shall be subject to immediate transfer of record title to the Company.

      5. Streicher will immediately commence an orderly program to liquidate those of Streicher's shares of the Company's Common Stock which are not pledged to the Company as security for the Debt, with the net sales proceeds exclusively dedicated to repayment of the Debt, which program shall continue until such time as the Debt is fully repaid. Such program shall be conducted in accordance with all applicable securities laws and regulations and with the Company's insider trading policy. A good faith effort to conduct such an orderly liquidation program and the actual payment to the Company of all net proceeds from such program will be a complete defense to any failure to pay interest on the Notes in cash or to pay the Leasehold Improvements Debt during the Acceleration Period.

      6. Streicher represents and warrants that Streicher has not previously assigned any of Streicher's shares of the Company's Common Stock to any other person and that Streicher has full power and authority to transfer the shares represented by the First Certificates, Second Certificate and any Additional Certificates as necessary in order to comply with this Agreement.

      7. Streicher hereby waives any and all defenses Streicher may have to the transfer of record title to, and to the subsequent sale. if any, of, the First Certificates, the Second Certificate, and any Additional Certificates at the end of the Acceleration Period if and to the extent that the Debt has not been paid in full at that time.

      8. A breach or default by Streicher in the performance of Streicher's obligations under this Agreement will entitle the Company to accelerate the end of the Acceleration Period to an earlier date, which earlier date shall be no less than ten (10) days after Streicher's receipt of written notice from the Company of such breach or default and a failure by him to cure such default within said ten (10) day period.


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      9. This Agreement (a) shall be governed by the laws of the State of
Florida without giving effect to the conflicts of laws principles thereof; (b) shall be binding upon and shall inure to the benefit of the Parties named herein and their respective successors and assigns; (c) may only be amended with the prior written consent of each of the Parties; (d) constitutes the entire agreement among the Parties with respect to the subject matter hereof; (e) may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      10. If one or more provisions of this Agreement is or are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be otherwise enforceable in accordance with its terms.

      11. In the event that any dispute among the Parties to this Agreement results in litigation, the prevailing Party in such dispute shall be entitled to recover from the losing Party all fees, costs and expenses of enforcing any right of such prevailing Party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeal.


      IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date set forth above.

                                    STANLEY H. STREICHER


                                     /s/Stanley H. Streicher
                                    ------------------------------------------


                                    SUPREME OIL COMPANY INC


                                    By: /s/Stanley H. Streicher
                                       ---------------------------------------
                                          Stanley H. Streicher, President


                                    STREICHER MOBILE FUELING, INC.


                                    By: /s/Richard E. Gathright
                                       ---------------------------------------
                                          Richard E. Gathright, President